SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

December 9, 2005

Date of Report (date of earliest event reported)

COGNIGEN NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-11730	84-1089377
(State or other jurisdiction	(Commission File No.)	I.R.S. Employer
of incorporation)		(Identification No.)

6405 218th Street, SW, Suite 305, Mountlake Terrace, Washington	98403
(Address of principal executive offices)	(Zip Code)

(425) 329-2300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement
Item 1.02   Termination of a Material Definitive Agreement

      On December 9, 2005, we entered into an agreement with the Anderson Family Trust (“AFT”) and Cantara Communications Corporation (“Cantara”). Under the agreement, we have paid the AFT a total of $50,000. The Stock Redemption Agreement dated November 20, 2001 (“Stock Agreement”) will terminate if we pay AFT a total of $1,500,000 by March 15, 2010 (unless one or more of the payments automatically are deferred by 60 days upon the payment by us of $50,000 to the AFT) pursuant to a schedule set forth in the agreement. The first payment is due March 15, 2006. Under the agreement, the AFT continues to receive 100% of the amount due under the Stock Agreement until we make the first payment of $450,000. Thereafter, the percentage that the AFT receives reduces as we make additional payments. We have the right to prepay the $1,500,000 at anytime and stop all payments to the AFT under the Stock Agreement.

At the time that we make the first payment of $450,000, we will also be required to enter into a two year consulting agreement with Kevin E. Anderson Consulting, Inc. (“KEAC”) whereby we and the AFT would pay KEAC $8,000 per month. The amount that we would be required to pay would be based on the payments that we make to the AFT pursuant to the schedule set forth in the agreement. We have the right to extend the consulting agreement with KEAC for an additional two years. All of this is contingent on us being able to negoitate an agreement acceptable to KEAC.

Once we have paid the $1,500,000 to the AFT or if we default in any payments required by the agreement, the Stock Agreement will terminate. If we default in making the required payments, the AFT will receive the percentage of the payments under the Stock Agreement in effect on the last day of the payments actually made by us to the AFT.

Before this transaction, we had relationships with the AFT, Cantara, KEAC, Kevin E, Anderson, members of Kevin E, Anderson’s family, Peter Tilyou, Combined Communications Consultancy, Ltd. and Telkiosk, Inc. that are all described in a Current Report of Form 8-K filed on October 5, 2005, and our definitive Information Statement filed on October 19, 2005.

Item 9.01    Financial Statements and Exhibits

Exhibit 10.1   Agreement dated December 9, 2005 among Cognigen Networks, Inc., the Anderson Family Trust No. 1 and Cantara Communications Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2005	COGNIGEN NETWORKS, INC.
/s/ Gary L. Cook
Gary L. Cook
Acting President

EXHIBIT INDEX

Exhibit 10.1   Agreement dated December 9, 2005 among Cognigen Networks, Inc., the Anderson Family Trust No. 1 and Cantara Communications Corporation.